UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2019
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, Connecticut	06155
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Hartford Financial Services Group, Inc. (the “Company”) held its annual meeting of shareholders on May 15, 2019. Shareholders voted as follows on the matters presented for a vote:

1.
The nominees for election to the Company’s Board of Directors were elected to hold office until the 2020 annual meeting of shareholders and until their successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
ROBERT ALLARDICE, III	296,590,220	2,732,777	327,764	27,785,716
CARLOS DOMINGUEZ	298,542,835	798,643	309,283	27,785,716
TREVOR FETTER	292,939,673	6,403,683	307,405	27,785,716
KATHRYN MIKELLS	298,634,420	774,935	241,406	27,785,716
MICHAEL MORRIS	290,997,496	8,369,287	283,978	27,785,716
JULIE RICHARDSON	297,084,054	2,331,216	235,491	27,785,716
TERESA ROSEBOROUGH	295,758,752	3,625,035	266,974	27,785,716
VIRGINIA RUESTERHOLZ	294,858,698	4,521,557	270,506	27,785,716
CHRISTOPHER SWIFT	287,653,573	11,544,701	452,487	27,785,716
GREIG WOODRING	298,592,411	740,495	317,855	27,785,716

2.
The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019 was approved based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
323,349,411	3,783,086	303,980	—

3.
The proposal to consider and approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement was approved based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
224,567,300	74,461,406	622,055	27,785,716

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

May 15, 2019	By:	/s/ Donald C. Hunt
Name: Donald C. Hunt
Title: Vice President and Corporate Secretary